SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549





                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report  September 9, 1996
                (Date of earliest event reported)


                       FORD MOTOR COMPANY
     (Exact name of registrant as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


              1-3950                                38-0549190
      (Commission File Number)           (IRS Employer Identification No.)


 The American Road, Dearborn,  Michigan               48121
(Address of principal executive offices)            (Zip Code)



 Registrant's telephone number, including area code 313-322-3000

Item 5.  Other Events.

     In its second quarter 10-Q Report, Ford Motor Company ("Ford") reported that re-establishment of small car production in Brazil for production of a version of the Ford Fiesta should assist in improving Ford's performance in Brazil in the second half of 1996, compared with the first half of 1996.

     Because of continuing market changes, including lower market share, and a longer and more costly launch process in Brazil following the separation of Ford Brazil from the Autolatina joint venture with VW late last year, Ford now expects that its performance in Brazil in the second half of 1996 will be substantially worse than its performance in the first half of 1996.




                             SIGNATURE
                             ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                     FORD MOTOR COMPANY
                                     (Registrant)


Date:  September 9, 1996             By:/s/Peter Sherry, Jr.
                                        -----------------------
                                       Peter Sherry, Jr.
                                       Assistant Secretary








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